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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)    May 1, 2000
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                          DISCOVERY INVESTMENTS, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Nevada
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                (State or Other Jurisdiction of Incorporation)

       000-26175                                          88-049151
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(Commission File Number)                      (IRS Employer Identification No.)

23805 Stuart Ranch Road, #220, Malibu, California                      90265
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(Address of Principal Executive Offices)                             (Zip Code)

                                (310) 456-8494
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

     Discovery Investments, Inc. (the "Company") expects to report sharply lower revenue and a significantly greater loss for the first quarter of 2000. This is primarily the result of the dramatic increase in the wholesale price for petroleum during the first quarter, which created liquidity problems for the Company as its line of credit and working capital were exhausted. As a result of its inability to obtain petroleum product, the Company pumped significantly less gas at its facilities during March than during January and February, a decline which accelerated during the second quarter. Since May 1, 2000, the Company has not been pumping gas at any of its facilities. As a result of the liquidity problem, inventory at the Company's am/pm(R) mini markets also declined, resulting in decreased sales at the mini markets during the same period.

     The Company is actively exploring ways to improve its liquidity situation, including discussions which could result in third party financings. However, there are no definitive agreements in place at this time with any such financing sources and there can be no assurance that any such agreements will be entered into or entered into on terms that are favorable to the Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DISCOVERY INVESTMENTS, INC.

Date:  May 23, 2000                   By:  /s/  John D. Castellucci
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                                           President and Chief Executive Officer